                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         INTEGRATED ORTHOPAEDICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                          INTEGRATED ORTHOPAEDICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2000




To the Stockholders of Integrated Orthopaedics, Inc.:

The Annual Meeting of Stockholders of Integrated Orthopaedics, Inc. (the "Company") will be held at the corporate headquarters at 1800 West Loop South, Suite 1030, Houston, Texas 77027, at 8:30 a.m., local time, June 8, 2000 for the following purposes:

1. To elect one Director by vote of the Common Stockholders and Series A Preferred Stockholders to serve until the 2001 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified;

2. To elect three Directors by vote of the Series B Preferred Stockholders to serve until the 2001 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

3. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting.

Common stockholders, Series A Preferred stockholders, and Series B Preferred stockholders of record at the close of business on April 19, 2000 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors


Laurie H. Gutierrez , Secretary


Houston, Texas
Dated:  May 1, 2000

Please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                          INTEGRATED ORTHOPAEDICS, INC.
                        1800 West Loop South, Suite 1030
                                Houston, TX 77027


                                 PROXY STATEMENT
                       2000 Annual Meeting of Stockholders


         This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Integrated Orthopaedics, Inc. (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the corporate headquarters at 1800 West Loop South, Suite1030, Houston, Texas 77027, at 8:30 a.m., local time, June 8, 2000. This Proxy Statement and the Proxy were first sent or given to the Company's stockholders on or about May 1, 2000.

         Only stockholders of record on April 19, 2000 (the "record date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

         The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, if such notice is received prior to 5:00 P.M., New York City time on Tuesday, June 6, 2000, or (ii) by attendance at the meeting and voting in person.

         Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.


                                  VOTE REQUIRED

         The Common Stock, par value $.001 (the "Common Stock"), the Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and the Series B Convertible Non-Redeemable Preferred Stock ("Series B Preferred Stock") are the only voting securities of the Company. As of the record date, there were
(i) 6,557,454 shares of Common Stock issued, 6,496,540 shares outstanding and 60,914 shares held in the treasury, (ii) 25,226 shares of Series A Preferred Stock issued and outstanding, and (iii) 307,020 shares of Series B Preferred Stock issued and outstanding.

         VOTE BY COMMON STOCKHOLDERS AND SERIES A PREFERRED STOCKHOLDERS

         The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Common Stock and Series A Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing one nominee for director, Messr. Kauachi (the "Common Nominee"). For the election of the Common Nominee and any matter that may properly come before the meeting on which the Common stockholders and Series A Preferred stockholders are entitled to vote, each holder of Common Stock is entitled to one vote for each share of Common Stock owned on the record date.

Each holder of Series A Preferred Stock is entitled to approximately 121.69 votes for each share of Series A Preferred Stock owned on the record date (in aggregate, 3,069,867 votes). Assuming the presence of a quorum for purposes of voting on the Common Nominee, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the election of the common nominee.

                     VOTE BY SERIES B PREFERRED STOCKHOLDERS

         The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Series B Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing three of the four nominees for director, Messrs. Gruber, Hancock and Wolfson (collectively, the "Series B Nominees"). For the election of the Series B Nominees and any matter that may properly come before the meeting on which the Series B Preferred stockholders are entitled to vote, each holder of Series B Preferred Stock is entitled to approximately 92.60 votes for each share of Series B Preferred Stock owned on the record date (in aggregate, 28,563,086 votes). Assuming the presence of a quorum, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the election of the Series B Nominees.

                      OTHER MATTERS AND VOTING REQUIREMENTS

         Holders of the Common Stock, Series A Preferred Stock (on an "as converted" basis) and the Series B Preferred Stock (on an "as converted" basis) are eligible to vote on any matters other than Items 1 and 2 set forth in the accompanying Notice that may properly come before the meeting. Proxies representing Common Stock are being tallied by Continental Stock Transfer & Trust Company for stockholders who are not present at the Annual Meeting. Proxies representing Series A Preferred Stock and Series B Preferred Stock are being tallied by the Company for stockholders who are not present at the Annual Meeting. A panel of three judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast or proposals presented to stockholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.


                              ELECTION OF DIRECTORS
                       NOMINEES, DIRECTORS AND COMMITTEES

The four persons named below, all of whom are presently directors of the Company, have been nominated for election as directors of the Company. One of the directors, the Common Nominee, is to be elected by the holders of Common Stock and the holders of Series A Preferred Stock (on an as converted basis). Three directors, the Series B Nominees, are to be elected by the holders of Series B Preferred Stock voting separately as a class. The number of directors elected to the Board can range from two to a maximum number to be determined by a majority vote of the Board as provided in the Company's Bylaws. At the Annual Meeting, four directors are to be elected to hold office until the next annual meeting of stockholders or until the successors of each shall be qualified. The Common Nominee is Jose E. Kauachi. The three Series B Nominees are Steven B. Gruber, Mark A. Wolfson and Scott J. Hancock. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

Messrs. Kauachi, Gruber, Wolfson, and Hancock have each consented to being named in this proxy statement and have agreed to serve if elected. Although it is not contemplated that any of these nominees will be unable to serve, if such a situation arises before or during the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill such vacancy.

Appearing below is certain biographical and other information with respect to each nominee.

     NAME                             AGE                  POSITION

COMMON NOMINEE
Jose E. Kauachi                        61                  Chairman of the Board

SERIES B NOMINEES
Steven B. Gruber                       42                  Director
Mark A. Wolfson                        47                  Director
Scott J. Hancock                       41                  Director


                                 COMMON NOMINEE

JOSE E. KAUACHI, a founder of the Company, serves as Chairman of the Board and has served as a director since October 1986. From June 1999 to present he has served as interim President of the Company. From October 1986 to December 1997, Mr. Kauachi served as President, Chairman of the Board and Chief Executive Officer of the Company. From 1984 to 1987, he was a consultant to various healthcare related companies, including Mexican and Spanish companies interested in establishing and developing business operations in the Southwestern United States. Prior thereto, he held various senior management positions with companies in the investment and banking industries, including the Mexican Division of Financiera de Nuevo Leon, SA de CV, Banamex, International Bank of America and Carte Blanche Corporation. Mr. Kauachi received his degree in Mechanical Engineering Route to Business Administration in 1965 from the University of Texas.


                                SERIES B NOMINEES

STEVEN B. GRUBER has served as a director of the Company since February 1999. He has served as a Vice President of Keystone, Inc. since 1992 and a managing partner of Oak Hill Capital Management, Inc., investment advisor to Oak Hill Capital Partners, L.P. since 1998. Mr. Gruber co-founded and serves as a co-managing partner of Insurance Partners, L.P., and as a management partner of the management company for Acadia Partners, L.P. He serves on the board of Grove Worldwide, LLC, Grove Holdings, LLC, Superior National Insurance Group, Inc., American Skiing Company and Reliant Building Products, Inc. Prior to joining Keystone, Inc., Mr. Gruber was a managing director and co-head of High Yield Securities at Lehman Brothers and a managing director of its Merchant Banking Group. Mr. Gruber holds an MBA from the University of Chicago Graduate School of Business where he was a Merrill Fellow, and a BA degree from the University of Michigan. Mr. Gruber is a member of the Board of the Children's Museum of Manhattan.

MARK A. WOLFSON has served as a director of the Company since December 1997. He has served as a Vice President of Keystone, Inc. since 1995 and a managing partner of Oak Hill Capital Management, Inc. since 1998. He serves on the Board of Directors of Investment Technology Group, Oreck Corp., Da Vinci I Corp., Caribbean Restaurants, Financial Engines, Inc. and eGain Communications, Inc. Mr. Wolfson holds the title of Professor at the Stanford Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean. He has also taught at the Harvard Business School and the University of Chicago and has been a Visiting Scholar at the Sloan School of Management at Massachusetts Institute of Technology and the Hoover Institution at Stanford University. Mr. Wolfson has been a Research Associate at the National Bureau of Economic Research since 1988 and serves on the Steering Committee of the Center for Economic Policy Research at Stanford University.

SCOTT J. HANCOCK has served as a director of the Company since December 1997. He has served as a Vice President of Keystone, Inc. since 1996, a principal of Arbor Investors, L.L.C. from 1996 to 1998 and a partner of Oak Hill Capital Management, Inc. from 1998 to present, where he invests equity capital, primarily in the healthcare industry. From 1993 until 1996, Mr. Hancock was with Bain Capital, Inc. where he made private equity investments in the healthcare, information technology and software industries. He holds a BS degree from the University of California, Berkeley and an MBA from Stanford Graduate School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.

                             COMMITTEES AND MEETINGS

The Board of Directors held five formal meetings during 1999. The Board also took action by unanimous written consent on fifteen occasions.

The Board of Directors has standing Audit, Compensation, and Acquisition Committees. During 1999, each such committee was comprised of Messrs. Clifford
R. Hinkle, Mark A. Wolfson and Scott J. Hancock.

AUDIT COMMITTEE. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions. The Audit Committee met one time during 1999.

COMPENSATION COMMITTEE. The Compensation Committee's functions are to establish and to administer the Company's compensation plans, to recommend the adoption of new plans or amendments to existing plans, and to recommend to the Board the salary ranges and other remuneration payable to the officers, managerial, and technical personnel of the Company. The Committee made recommendations regarding compensation matters as necessary to the Board. All matters were approved by unanimous consent of all other directors of the Company. The Compensation Committee met one time during 1999.

The Company has no nominating committee or any committee serving a similar function.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

Ernst & Young, LLP has been selected by the Board to serve as the Company's independent accountants for the fiscal year ending December 31, 2000. Ernst & Young, LLP is a nationally recognized accounting firm.

The Board of Directors recommends that the selection of Ernst & Young, LLP be ratified by the stockholders. Ratification of the selection of accountants is not required; however, the Board is submitting this matter to the stockholders in order to enhance their participation in this aspect of the Company's affairs. If the stockholders do not ratify the selection of Ernst & Young, LLP, this selection of independent accountants will be reconsidered by the Board.

By unanimous written consent on February 3, 1999, the Company's Board of Directors dismissed the firm of PricewaterhouseCoopers LLP as the Company's principal accountant and engaged the accounting firm of Ernst & Young, LLP as principal accountant to audit the Company's financial statements for the year ended December 31, 1998. During the two fiscal years ended December 31, 1997 and the subsequent interim period preceding the dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. PricewaterhouseCoopers LLP's report on the financial statements of the Company for such years contained no adverse opinion or disclaimer of opinion. Neither such opinion was qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                               EXECUTIVE OFFICERS

The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

   NAME OF INDIVIDUAL      AGE                    CAPACITY

Jose E. Kauachi             61   Interim President
Douglas P. Badertscher      45   Senior Vice President, Chief Operating Officer
Laurie H. Gutierrez         33   Senior Vice President, Chief Financial Officer,
                                        Secretary and Treasurer


DOUGLAS P. BADERTSCHER, has served as Senior Vice President and Chief Operating Officer since joining the Company on May 1, 1999. Prior to joining the Company, Mr. Badertscher was President and Chief Operating Officer of Pendulum Practice Management Company from March 1997 to April 1999. From January 1994 to April 1997, Mr. Badertscher was President and Chief Executive Officer of Medical Transition Resources which provided consulting services regarding merger and acquisitions to physician practice management companies, independent practice associations, and management services organizations. Mr. Badertscher was educated at Ouachita Baptist University and Williams College where he studied psychology and sociology.

LAURIE H. GUTIERREZ, CPA, has served as Senior Vice President, Chief Financial Officer ("CFO"), Treasurer and Secretary since joining the Company on September 7, 1999. Ms. Gutierrez was Controller/Senior Director of Finance of Memorial Sisters of Charity Health Plans ("MSCH") from January 1996 through April 1999. MSCH provided managed care, indemnity, third-party administrator, and rental network products throughout southwest and southeast Texas. Prior thereto, Ms. Gutierrez was a health care manager at Ernst & Young LLP. She began her professional career at Ernst & Young LLP in 1988. Ms. Gutierrez holds a Bachelor of Business Administration with a major in Accounting.

Biographical information with respect to Mr. Kauachi was previously described under "Election of Directors".

Each executive officer has been elected to serve until the Annual Meeting, which will be held June 8, 2000. The Company anticipates that all officers will be re-elected to their positions at that time.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICAL
                              OWNERS AND MANAGEMENT

                             PRINCIPAL STOCKHOLDERS

On April 19, 2000, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock and Series B Preferred Stock, except as set forth below. Ownership of the Series A Preferred Stock is included in the Common Stock column below because the holders of the Series A Preferred Stock will vote with the holders of Common Stock with respect to the election of directors at the Annual Meeting.

                                                             COMMON STOCK                     SERIES B PREFERRED STOCK
                                                  ----------------------------------       ------------------------------
                                                     AMOUNT AND                               AMOUNT AND
             NAME AND ADDRESS OF                      NATURE OF              PERCENT           NATURE OF          PERCENT
              BENEFICIAL OWNERS                   BENEFICIAL OWNER          OF CLASS       BENEFICIAL OWNER      OF CLASS
              -----------------                   ----------------          --------       ----------------      --------
         Sharon Ann Donovan                     1,162,850 shares (a)         17.76%                -                 -
            11430 I-10 East Freeway
            Suite 360
            Houston, Texas  77029

         Jose E. Kauachi                        1,213,287 shares (b)         18.53%                -                 -
            P.O. Box 1846/1847
            Edwards, Colorado 81632

         Chartwell Capital Investors, L.P.      3,069,867 shares (c)         32.09%                -                 -
            1610 Independent Square
            Jacksonville, Florida  32202

         FW Integrated Orthopaedics
              Investors I, LP                  14,376,418 shares (d)         69.19%             153,510             50%
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         FW Integrated Orthopaedics            14,376,418 shares (e)         69.19%             153,510             50%
               Investors II, LP
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         -------------------------

(a) Includes 1,028,500 shares owned directly and 84,350 shares and an option to purchase 50,000 shares owned by William F. Donovan, M.D., the spouse of Sharon Ann Donovan. Sharon Ann Donovan disclaims any beneficial ownership with respect to securities owned by Dr. Donovan.

(b) Represents 1,162,537 shares directly owned, 750 shares owned by Mr. Kauachi's wife and an option to purchase 50,000 shares, which option is currently exercisable. Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(c) Represents the shares obtainable upon conversion of (i) 25,226 shares of the Series A Preferred Stock and (ii) 7,928 shares of Series A Preferred Stock that may be issued related to accrued unpaid dividends as of April 19, 2000.

(d) Represents 94,875 shares owned directly and 14,281,543 shares obtainable upon conversion of (i) 153,510 shares of the Series B Preferred Stock and (ii) 730 shares of Series B Preferred Stock that may be issued related to accrued unpaid dividends as of April 19, 2000.

(e) Represents 94,875 shares owned directly and 14,281,543 shares obtainable upon conversion of (i) 153,510 shares of the Series B Preferred Stock and (ii) 730 shares of Series B Preferred Stock that may be issued related to accrued unpaid dividends as of April 19, 2000.

                           MANAGEMENT EQUITY OWNERSHIP

Listed in the table below are the equity securities beneficially owned as of April 19, 2000, by directors, named executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                                            COMMON STOCK                     SERIES B PREFERRED STOCK
                                                ------------------------------------     --------------------------------
                                                     AMOUNT AND                              AMOUNT OF
             NAME AND ADDRESS OF                      NATURE OF              PERCENT         NATURE OF            PERCENT
              BENEFICIAL OWNERS                 BENEFICIAL OWNER (a)        OF CLASS     BENEFICIAL OWNER        OF CLASS
              -----------------                 --------------------        --------     ----------------        --------
         Jose E. Kauachi                            1,213,287 (b)            18.53%              --                  --
            P.O. Box 1846/1847
            Edwards, Colorado 81632

         Clifford R. Hinkle                            27,000 (c)               *                --                  --
            P.O. Box 351
            Tallahassee, Florida  32302

         Scott J. Hancock                              12,000 (d)               *                --                  --
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         Mark A. Wolfson                               12,000 (e)               *                --                  --
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         Steven B. Gruber                                   --
            201 Main Street, Suite 3100
            Ft. Worth, Texas 76102

         Directors and Executive Officers           1,454,287 (f)            21.47%              --                  --
         as a group (eight persons)

         ------------------------
*        Less than one percent
(a) The information as to beneficial ownership has been furnished by the respective directors and named executive officers. Each person or group has sole voting and investment power unless otherwise indicated.

(b) Represents 1,162,537 shares directly owned, 750 shares owned by Mr. Kauachi's wife and an option to purchase 50,000 shares, which option is currently exercisable. Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(c) Includes 5,000 shares directly owned, 10,000 shares owned by Flagler Holdings, Inc. of which Mr. Hinkle exercises sole voting and dispositive powers and an option to purchase 12,000 shares, which option is currently exercisable.

(d) Includes an option to purchase 12,000 shares, which option is currently exercisable.

(e) Includes an option to purchase 12,000 shares, which option is currently exercisable.

(f) Represents 1,178,287 shares owned and options to purchase 276,000 shares, which options are exercisable within 60 days of April 19, 2000.


                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998, and 1997 to each person who served as an executive officer in 1999 and whose total compensation exceeded $100,000 (the "Named Executive Officers").

                                                 SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION                COMPENSATION
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                                                                    OPTIONS/SARS             OTHER
   NAME AND PRINCIPLE POSITION                YEAR     SALARY        BONUS              (#)               COMPENSATION
   ======================================================================================================================

   Ronald E. Pierce,                          1999     $128,035                                             $413,605(3)
      Former President and CEO                1998     $250,000                              --             $  1,085(1)
                                              1997     $188,462                         350,000             $    288(2)

   Jose E. Kauachi                            1999     $-0-4
      Interim President

   Gerald Wicker                              1999     $112,928     $50,000             200,000             $274,213(5)
      Former Chief Financial                  1998     $ 12,981
           Officer

1) Amount paid by the Company to purchase $1.0 million dollar term life insurance for the beneficiary of the Named Executive Officer.

2) Amount paid by the Company into 401(k) account as an employer matching contribution.

3) $1,085 represents premium paid by the Company to purchase $1.0 Million dollar term life insurance for the beneficiary on the Named Executive Officer. $412,520 represents payments related to the termination of executive officer's employment.

4) Mr. Kauachi did not receive any compensation for services rendered as interim President, but did receive compensation as a Director. See "Director Compensation".

5) $3,380 represents premium paid by the Company to purchase $1.0 Million dollar term life insurance for the beneficiary on the Named Executive Officer. $270,833 represents payments related to the termination of the executive officer's employment.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS                         IN-THE-MONEY
                                                                   HELD AT FY-END (#)               OPTIONS/SARS AT FY-END ($)
                                                          -------------------------------------------------------------------------
                              SHARES
                             ACQUIRED
                                ON            VALUE
          NAME             EXERCISE (#)   REALIZED ($)      EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
===================================================================================================================================
Ronald E. Pierce                  0            $0                0                  0                 $0                $0

Jose E. Kauachi                   0            $0              50,000               0                 $0                $0

Gerald Wicker                     0            $0                0                  0                 $0                $0



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                 NUMBER OF        PERCENT OF TOTAL
                                 SECURITIES         OPTIONS/SARS
                                 UNDERLYING          GRANTED TO         EXERCISE OR        MARKET PRICE
                                OPTIONS/SARS        EMPLOYEES IN         BASE PRICE        DATE OF GRANT        EXPIRATION
           NAME                  GRANTED #          FISCAL YEAR            ($/SH)             ($/SH)               DATE
============================ ==================================================================================================
Ronald E. Pierce             0                           0%                 $0.0               $0.0                 -
Jose E. Kauachi              0                           0%                 $0.0               $0.0                 -
Gerald Wicker                0                           0%                 $0.0               $0.0                 -



                         EXECUTIVE EMPLOYMENT CONTRACTS

On December 12, 1997, the Company entered into an agreement with Ronald E. Pierce to serve as the Company's President and Chief Executive Officer for a period of three years. Compensation during the term of the agreement included a base salary of $250,000 per year, all Company benefits, participation in the Company's bonus plan, eligibility for stock options under the Company's stock option plan, paid medical insurance for immediate family members, long-term disability insurance coverage equal to one-half of base salary, and a $1.0 million dollar life insurance policy. If the agreement was terminated by the Company without cause, base salary and the value of benefits would be paid to Mr. Pierce through the expiration date of the agreement; provided however, if such termination without cause occurred after July 1, 1999, payment of the same would be made in a lump sum and would include payments due through a point in time that is the later of one year from the date of termination without cause or the expiration date of the agreement. If the agreement was terminated without cause, all options then granted to Mr. Pierce would become immediately vested and Mr. Pierce would have 90 days following the date of termination during which to exercise all such options. Mr. Pierce agreed not to compete with the Company for a period of one-year following termination of the agreement. Mr. Pierce resigned from the Company on May 24, 1999. See "Related Party Transactions".

On November 30, 1998, the Company entered into an agreement with Gerald R. Wicker to serve as the Company's Chief Financial Officer for a period of three years. Compensation during the term of the agreement included a base salary of $225,000 per year increasing $25,000 for each subsequent year for the duration of his term, all Company benefits, participation in the Company's bonus plan, eligibility for stock options under the Company's stock option plan, paid medical insurance for immediate family members, long-term disability insurance coverage equal to one-half of base salary, a $1.0 million dollar life insurance policy, and relocation expenses up to $100,000. If the agreement was terminated by the Company without cause, base salary and the value of benefits would be paid to Mr. Wicker through the greater of the expiration date of the agreement or one-year after the effective date of the termination. If the agreement was terminated without cause, all options then granted to Mr. Wicker would become immediately vested and Mr. Wicker would have 90 days following the date of termination during which to exercise all such options. Mr. Wicker agreed not to compete with the Company for a period of one-year following termination of the agreement. Mr. Wicker resigned from the Company on July 1, 1999. See "Related Party Transactions".

                             DIRECTORS' COMPENSATION

All directors receive compensation for their services as Company's directors. Directors receive cash compensation of $5,000 annually plus $1,000 for each board meeting actually attended. When first elected to the Board, these directors are granted options to purchase 12,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of their election. These options vest 1,000 shares per month over the first twelve months of service as a director and are exercisable only during such time as the optionee is serving as a Company's director. All such options are vested. All directors are entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors.

                           RELATED PARTY TRANSACTIONS

In May 1999, pursuant to an agreement entered into between the Company and Mr. Ronald Pierce in conjunction with his resignation as President and Chief Executive Officer, the Company paid Mr. Pierce $412,520. Additionally, the Company accelerated vesting of options granted to Mr. Pierce to purchase 350,000 and 150,000 shares of Common Stock at $5.125 and $3.25 per share, respectively. Mr. Pierce had until August 22, 1999 to exercise such options at which time any portion that was not exercised was forfeited and canceled. All of the options were forfeited and cancelled.

In July 1999, pursuant to an agreement entered into between the Company and Mr. Gerald Wicker in conjunction with his resignation as Chief Financial Officer, the Company paid Mr. Wicker $270,833. Additionally, the Company accelerated vesting of options granted to Mr. Wicker to purchase 200,000 shares of Common Stock at $3.1875 per share. Mr. Wicker had until September 28, 1999 to exercise such option at which time any portion that was not exercised was forfeited and canceled. All of the options were forfeited and cancelled.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders.


                                  OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

A copy of the Company's Annual Report for the year ended December 31, 1999, including audited financial statements, as filed with the SEC as its Annual Report on Form 10-KSB (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information regarding the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a stockholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the 2001 Annual Meeting of Stockholders and included in the Company's Proxy Statement and form of proxy relating to that meeting must be received by the Company not later than December 13, 2000. Proposals intended to be presented at that meeting but not included in the Proxy Statement and form a proxy must be received by the Company not later than March 14, 2001.

BY ORDER OF THE BOARD OF DIRECTORS


Laurie H. Gutierrez, Secretary
Houston, Texas
May 1, 2000

                          INTEGRATED ORTHOPAEDICS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jose E. Kauachi and Laurie Hill Gutierrez, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Common Stock and Series A Cumulative Convertible Preferred Stock of Integrated Orthopaedics, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Corporate headquarters at 1800 West Loop South, Suite 1030 Houston, Texas 77027, Thursday, June 8, 2000 at 8:30 a.m.(local time) in Houston, Texas, or any adjournment thereof.

     The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. ELECTION OF DIRECTORS OF THE COMPANY

       [ ] FOR the nominee listed below.
       [ ] WITHHOLD AUTHORITY to vote for the nominee listed below.

                                 Jose E. Kauachi


2. Voting on Item 2 is reserved to the holders of the Company's Series B Preferred Stock

3. Ratification of the appointment of ERNST & YOUNG, LLP as independent accountants of the Company for the current year.

    [ ]  FOR                        [ ]  AGAINST                   [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.

                          (Please sign on reverse side)

                          INTEGRATED ORTHOPAEDICS, INC.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 3. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.




                                        ----------------------------------------


                                        ----------------------------------------



                                        DATED:                        , 2000
                                               ----------------------

                                        Please date, sign exactly as your name
                                        appears hereon and mail this proxy card
                                        in the enclosed envelope. No postage is
                                        required. Where there is more than one
                                        owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a partnership, this proxy should be signed in the partnership name by an authorized person. If executed by a corporation, this proxy should be signed by a duly authorized officer.
                                        [ ] Please check this box if you plan on attending the Annual Meeting.


                 IMPORTANT: COMPLETE APPROPRIATE FORM ON REVERSE